Exhibit 10.8

Execution Version

ACKNOWLEDGEMENT OF TERMINATION

October 1, 2012

L.E. Simmons & Associates, Incorporated
600 Travis Street, Suite 6600
Houston, Texas 77002

Re:
Termination of that certain Secondment Agreement, dated August 2, 2012 (the “Secondment Agreement”), among L.E. Simmons & Associates, Incorporated (“SCF”), Forum Energy Technologies, Inc. (the “Company”) and W. Patrick Connelly (“Mr. Connelly” and together with SCF and the Company, the “Parties”), as amended.

Ladies and Gentlemen:
Reference is hereby made to the Secondment Agreement for all purposes.
The Parties desire to terminate the Secondment Agreement effective immediately. Accordingly, the Parties hereby acknowledge and agree that effective immediately, the Secondment Agreement shall be terminated in all respects without any further action of the Parties and shall be of no further force or effect; provided, however that all rights to indemnification pursuant to Article 3 of the Secondment Agreement shall survive.
Please indicate your acknowledgement of the agreement to the termination of the Secondment Agreement by executing this Acknowledgement of Termination in the space provided below.

[Signature page follows]

Sincerely,
FORUM ENERGY TECHNOLOGIES, INC.

By:/s/ C. Christopher Gaut
Name: C. Christopher Gaut
Title: Chairman and CEO

Acknowledged and agreed to
this 1st day of October, 2012:

L.E SIMMONS & ASSOCIATES,
INCORPORATED

By: /s/ Anthony Deluca
Name: Anthony Deluca
Title: Managing Director

W. PATRICK CONNELLY

W. Patrick Connelly